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                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANT



We consent to the use in the Form 10-KSB of Westbridge Research Group and Subsidiary of our report dated January 29, 1999 relating to the consolidated financial statements of Westbridge Research Group and Subsidiary, appearing in the Form 10-KSB of Westbridge Research Group and Subsidiary.



San Diego, California                   PANNELL KERR FORSTER
March 11, 1998                          Certified Public Accountants